UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 18, 2005

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 18, 2005, the Board of Directors of ADC Telecommunications, Inc. (the "Company") approved the following amendment to the Company’s Restated Articles of Incorporation, as amended to date (the "Articles of Incorporation"), to be effective as of 12:01 a.m. on May 10, 2005:

The first sentence of Article 3 of the Articles of Incorporation is amended to read as follows:

"The aggregate number of shares which this corporation shall have authority to issue is 352,857,142 shares divided into 342,857,142 shares of Common Stock, par value $.20 per share, and 10,000,000 shares of Preferred Stock, no par value."

On April 18, 2005, the Board of Directors of the Company approved the following amendments to the Company’s Restated Bylaws (the "Restated Bylaws"):

Section 5.01 of the Restated Bylaws is amended in its entirety to read as follows:

"Section 5.01. Shares Uncertificated. Except as otherwise provided in a resolution approved by the majority of the directors present, all shares of the corporation shall be uncertificated shares beginning on May 10, 2005. Notwithstanding the foregoing, shares represented by a certificate issued prior to May 10, 2005, shall be certificated shares until such certificate is surrendered to this corporation."

Section 5.03 of the Restated Bylaws is amended in its entirety to read as follows:

"Section 5.03. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the holder of such shares, or such shareholder’s legal representative, or the shareholder’s duly authorized attorney-in-fact. The corporation may treat as the absolute owner of shares of the corporation the person or persons in whose name shares are registered on the books of the corporation."

Item 7.01. Regulation FD Disclosure.

On April 18, 2005, the Company issued a press release updating financial guidance for the second fiscal quarter ending April 29, 2005 and providing guidance for the third fiscal quarter ending July 29, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

On April 18, 2005, the Board of Directors of the Company approved a one-for-seven (1-for-7) reverse stock split of the Common Stock of the Company (the "Reverse Stock Split") and set the record date for the Reverse Stock Split as the close of business on May 9, 2005 (the "Record Date"). Effective at 12:01 a.m. on May 10, 2005, without any further action by the holders, each seven shares of Common Stock of the Company issued and outstanding immediately prior to the Record Date shall combine into one share of Common Stock. No fractional shares of Common Stock of the Company will be outstanding as a result of the Reverse Stock Split, but in lieu thereof the Company will pay to each shareholder who is otherwise entitled to a fractional share an amount of cash equal to the quotient of (x) the fractional share to which such shareholder is entitled; and (y) seven (7) multiplied by the closing price of the Company’s Common Stock (as reported by Nasdaq) on the Record Date.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1: Press Release dated April 18, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

April 18, 2005	By:	Mark P. Borman

Name: Mark P. Borman
Title: Vice President, Investor Relations, and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated April 18, 2005